SONY GROUP CORPORATION FORM S-8

Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, do hereby severally constitute and appoint Hiroki Totoki, Yasuhiro Ito and Peter J. Kim, each our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Registrant to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with the Registration Statement of the Registrant on Form S-8 including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities as of the 30th day of October, 2026.

Name	Title

/s/ Hiroki Totoki	President, Chief Executive Officer, Representative Corporate Executive Officer, Member of the Board
Hiroki Totoki

/s/ Lin Tao

Chief Financial Officer, Corporate Executive Officer, Officer in charge of Corporate Planning and Control, Corporate Strategy, Accounting, Tax, Finance, IR, Disclosure Controls, Risk Control, Internal Audit and SOX 404, Member of the Board

Lin Tao

/s/ Wendy Becker	Chair of the Board
Wendy Becker

/s/ Joseph A. Kraft Jr.	Member of the Board
Joseph A. Kraft Jr.

/s/ Neil Hunt	Member of the Board
Neil Hunt

/s/ William Morrow	Member of the Board
William Morrow

/s/ Shingo Konomoto	Member of the Board
Shingo Konomoto

/s/ Yoriko Goto	Member of the Board
Yoriko Goto

/s/ Nora Denzel	Member of the Board
Nora Denzel

/s/ Masayuki Hyodo	Member of the Board
Masayuki Hyodo

/s/ Peter J. Kim	Executive Vice President, General Counsel & Secretary, Sony Corporation of America; Authorized Representative
Peter J. Kim